     As filed with the Securities and Exchange Commission on June 14, 1999

                                                   Registration Number 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933




                            CHICAGO TITLE CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                        36-4217886
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                       Identification Number)

         171 North Clark Street                                 60601-3294
            Chicago, Illinois                                   (Zip Code)
(Address of Principal Executive Offices)

                   CHICAGO TITLE CORPORATION AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                            Paul T. Sands, Jr., Esq.
                    Executive Vice President, General Counsel
                                  and Secretary
                            Chicago Title Corporation
                             171 North Clark Street
                          Chicago, Illinois 60601-3294
                                 (312) 223-2000
            (Name, address and telephone number of agent for service)


                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-8000

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                              PROPOSED
                                         PROPOSED              MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE   MAXIMUM OFFERING     AGGREGATE OFFERING      AMOUNT OF
  TO BE REGISTERED     REGISTERED    PRICE PER UNIT (1)       PRICE (1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------
Deferred
Compensation
Obligations (2)        $40,000,000             100%          $40,000,000          $11,120

Common Stock,
  par value $1.00
  per share                400,000        $36.3125 (3)       $14,525,000 (3)      $ 4,037.95
================================================================================================


(1)      Estimated for the sole purpose of computing the registration fee.

(2) The Deferred Compensation Obligations are unsecured obligations of Chicago Title Corporation to pay deferred compensation in the future in accordance with the terms of the Chicago Title Corporation and Subsidiaries Deferred Compensation Plan.

(3) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of June 7, 1999.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission by Chicago Title Corporation ("Chicago Title") (File No. 1-13995) are incorporated herein by reference and made a part hereof:

         (a) Chicago Title's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) Chicago Title's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

         (c) the description of the Common Stock of Chicago Title contained in its Registration Statement on Form 10, as amended, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); such description is qualified in its entirety by reference to the (i) Certificate of Incorporation of Chicago Title, filed as Exhibit 3.1 to Chicago Title's Registration Statement on Form 10, and (ii) By-Laws of Chicago Title, filed as Exhibit 3.2 to Chicago Title's Registration Statement on Form S-8 (Registration No. 333-74133), and any amendment or report filed for the purpose of updating that description.

                  All documents filed by Chicago Title pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                  The consolidated financial statements and financial statement schedules of Chicago Title and its subsidiaries included in or incorporated by reference in Chicago Title's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG LLP, independent auditors, given on their authority as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of Chicago Title to pay deferred compensation in the future in accordance with the terms of the Chicago Title Corporation and Subsidiaries Deferred Compensation Plan (the "Plan"), filed as
Exhibit 4.1 to this Registration Statement, and the Trust under Chicago Title Corporation and Subsidiaries Deferred Compensation Plan effective as of February 24, 1999 by and between Chicago Title and LaSalle National Bank (the "Trust

Agreement"), filed as Exhibit 4.2 to this Registration Statement. Such Exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act.

                  No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of the creditors of the participant's employer until they are paid out of the Trust to the participant in accordance with the terms of the Plan.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Chicago Title is a Delaware corporation. Reference is made to
Section 145 of the Delaware General Corporation Law as to indemnification by Chicago Title of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  Article Ninth of Chicago Title's Certificate of Incorporation (which Certificate of Incorporation was filed as Exhibit 3.1 to Chicago Title's Registration Statement on Form 10), provides for the indemnification of Chicago Title's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Chicago Title's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

                  The directors and officers of Chicago Title are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The documents listed hereunder are filed as exhibits hereto.

Exhibit Number    Description

         4.1 Chicago Title Corporation and Subsidiaries Deferred Compensation Plan.

         4.2 Trust under Chicago Title Corporation and Subsidiaries Deferred Compensation Plan effective as of February 24, 1999 by and between Chicago Title and LaSalle National Bank.

         5        Opinion and Consent of Dewey Ballantine LLP.

         23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

         23.2     Consent of KPMG LLP.

         24       Power of Attorney.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 14th day of June, 1999.

                                     CHICAGO TITLE CORPORATION


                                     By:              /s/ John Rau
                                          -------------------------------------
                                                        John Rau
                                          President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  June 14, 1999             By:             /s/ John Rau
                                    -------------------------------------------
                                                   John Rau
                                 President, Chief Executive Officer and Director
                                         (principal executive officer)


Date:  June 14, 1999             By:        /s/ Peter G. Leemputte
                                    -------------------------------------------
                                              Peter G. Leemputte
                                           Executive Vice President,
                                       Chief Administrative Officer and
                                            Chief Financial Officer
                                         (principal financial officer)


Date:  June 14, 1999             By:          /s/ Bryan R. Willis
                                    -------------------------------------------
                                                Bryan R. Willis
                                    Vice President and Corporate Controller


Date:  June 14, 1999             By:                   *
                                    -------------------------------------------
                                                Norman R Bobins
                                                   Director


Date:  June 14, 1999             By:                   *
                                    -------------------------------------------
                                              John J. Burns, Jr.
                                                   Director

Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                                Peter H. Dailey
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                                Robert M. Hart
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                               Philip G. Heasley
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                              Allan P. Kirby, Jr.
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                               M. Leanne Lachman
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                               William K. Lavin
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                               Lawrence F. Levy
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                              Margaret P. MacKimm
                                                   Director


Date:  June 14, 1999             By:                   *
                                    ---------------------------------------
                                                Langdon D. Neal
                                                   Director

Date:  June 14, 1999             By:                   *
                                    --------------------------------------
                                                Alan N. Prince
                                                   Director


Date:  June 14, 1999             By:                   *
                                    --------------------------------------
                                                Richard P. Toft
                                                   Director



                       *By:       /s/ Paul T. Sands, Jr.
                           ---------------------------------------
                                     Paul T. Sands, Jr.
                                      Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit Number    Description

         4.1 Chicago Title Corporation and Subsidiaries Deferred Compensation Plan.

         4.2 Trust under Chicago Title Corporation and Subsidiaries Deferred Compensation Plan effective as of February 24, 1999 by and between Chicago Title and LaSalle National Bank.

         5        Opinion and Consent of Dewey Ballantine LLP.

         23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

         23.2     Consent of KPMG LLP.

         24       Power of Attorney.